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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Woodward Governor Company and Subsidiaries on Form S-8 (File No. 333-104-09) of our report dated November 12, 1996, on our audits of the consolidated financial statements and financial statement schedule of Woodward Governor Company and Subsidiaries as of September 30, 1996 and 1995, and for the years then ended September 30, 1996, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.
Chicago, Illinois
December 19, 1996